      As filed with the Securities and Exchange Commission on May 28, 2002

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      ------------------------------------


                      PLATINUM UNDERWRITERS HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)


            BERMUDA                                          NOT APPLICABLE
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                   CLARENDON HOUSE, 2 CHURCH STREET, HAMILTON,
                                  BERMUDA HM11
               (Address of principal executive offices) (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box /X/


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this form relates:
333-86906

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                   Name of each exchange on which
           to be so registered                   each class is to be registered
           -------------------                   ------------------------------
COMMON SHARES, PAR VALUE $0.01 PER SHARE         NEW YORK STOCK EXCHANGE, INC.



Securities to be registered pursuant to Section 12(g) of the Act:    NONE.


                                (Title of Class)

--------------------------------------------------------------------------------

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              A description of the Common Shares, par value $0.01 per share (the "Common Shares") of Platinum Underwriters Holdings, Ltd. (the "Registrant") will be contained in a prospectus, constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-86906) (the "Registration Statement") relating to the Common Shares, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the "Prospectus"). The description of the Common Shares contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the New York Stock Exchange, Inc.

ITEM 2.       EXHIBITS.

Exhibit No      Description
----------      -----------
     (1)        Form of Formation and Separation Agreement between the Registrant and The St. Paul Companies, Inc.*

     (2)        Form of Registration Rights Agreement between the Registrant and
                The St. Paul Companies, Inc.*

     (3)        Form of Memorandum of Association of the Registrant.*

     (4)        Form of Bye-laws of the Registrant.*

     (5)        Form of certificate for the Common Shares.*

-------------
      *Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-86906) and incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            PLATINUM UNDERWRITERS HOLDINGS, LTD.


                                            By: /s/ Jerome T. Fadden
                                               ----------------------------
                                                 Name:  Jerome T. Fadden
                                                 Title: President



Date: May 28, 2002